UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 17, 2013

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200

Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company” and “Erickson” refer to Erickson Air-Crane Incorporated and its subsidiaries on a consolidated basis.

Item 7.01. Regulation FD Disclosure.

On April 17, 2013, we announced our intention to offer through a private placement $400.0 million in aggregate principal amount of Second Priority Senior Secured Notes due 2020 (the “Notes”). The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States in compliance with Regulation S under the Securities Act. A copy of the press release announcing the offering of the Notes is attached to this current report as Exhibit 99.1 and is incorporated herein by reference.

In connection with this proposed Notes offering, we also prepared certain information relating to us and our business that is being presented to potential investors, including information related to (1) the transactions contemplated by our previously announced agreement to acquire Evergreen Helicopters, Inc., a subsidiary of Evergreen International Aviation, Inc., (2) the transactions contemplated by our previously announced binding term sheet to acquire the aerial services business of HRT Participações em Petróleo S.A. (“HRT”), including certain aircraft and other assets currently owned by entities controlled by HRT and the stock of Air Amazonia Serviços Aéreos Ltda., (3) a proposed new credit agreement with a bank syndicate led by Wells Fargo Bank, National Association, which we expect to consist of an approximately $100.0 million credit facility which will be made available on a revolving basis during the period commencing on the closing date of the transactions described above and ending on the fifth anniversary of that date, subject to certain conditions and borrowing base limitations and (4) certain risk factors relating to us, our business, our industry, and the foregoing transactions.

This additional information is attached to this current report as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this current report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated April 17, 2013

99.2	Disclosure of certain information to be presented to potential investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: April 17, 2013	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 17, 2013

99.2	Disclosure of certain information to be presented to potential investors